Exhibit 99.1
Encore Capital Group Announces Fourth Quarter and Full-Year 2023 Financial Results

•U.S. market for portfolio supply continues strong growth
•Global portfolio purchases in 2023 up 34% to $1,074 million with a record $815 million in the U.S.
•Encore expects portfolio purchases and collections to grow in 2024
SAN DIEGO, February 21, 2024 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2023.

“For the debt buying industry as a whole, 2023 was a year characterized by continued rapid growth of portfolio supply in the U.S. contrasted by slower growth in the U.K. and Europe. In addition, all debt buyers now face higher funding costs,” said Ashish Masih, Encore’s President and Chief Executive Officer. “Our disciplined approach to purchasing portfolios and the flexibility of our global balance sheet have allowed us to redirect our capital deployment to higher return opportunities in the U.S., consistent with our well-established strategic focus. In fact, 76% of our portfolio purchasing in 2023 was allocated to the U.S. market compared to 56% five years ago. As a result of this focus, we believe Encore has emerged from 2023 in a stronger competitive position and a clear leader in the industry.”

“Continued increases in lending by banks coupled with rising delinquencies and charge-offs led to an exceptional purchasing environment in the U.S. market with record supply for non-performing loan portfolios in 2023. As a result, our largest business, MCM, increased U.S. portfolio purchases in 2023 to a record $815 million, which helped increase Encore’s global portfolio purchases by 34% for the year. In terms of consumer behavior, we are observing a more normal, stable environment in the U.S. that is similar to the pre-pandemic years, most notably in terms of payment plan performance.”

“For our Cabot business in the U.K. and Europe, we have maintained our purchasing discipline in the face of portfolio pricing that we believe still does not yet fully reflect higher funding costs. Against this backdrop we remain patient, choosing to deploy at currently low levels until the returns in Cabot’s markets become more attractive.”

“Our reported financial results in 2023, and in particular our net loss of $206 million dollars, or ($8.72) per share, were not indicative of the underlying strength of our business due to certain non-cash charges, the largest of which was a $238 million goodwill impairment. This charge was the result of our annual test for goodwill and was primarily driven by persistently low purchasing by our Cabot business and a sustained decline in debt purchasing industry valuations. This charge has no impact on our liquidity, on our ability to purchase portfolios, on our capability to collect on portfolios we have already purchased, or on our outlook for the business.”

“Looking ahead, our priorities in 2024 remain unchanged. We are guided by our three pillar strategy and focused on our balance sheet objectives and capital allocation priorities. Anchored by a robust pipeline of supply in the U.S., where we already have $230 million of committed portfolio purchases for the first quarter, we expect our portfolio purchases and collections to grow in 2024. Encore is well positioned to capitalize on the opportunities that lie ahead,” continued Masih.

Available capacity under Encore’s global senior facility was $364 million at the end of 2023. In addition, Encore ended the year with $142 million of non-client cash on the balance sheet.

Encore Capital Group, Inc.

Financial Highlights for the Full Year of 2023:

	Year Ended December 31,
(in thousands, except percentages and earnings per share)	2023	2022	Change
Collections	$1,862,567	$1,911,537	(3)%
Revenues	$1,222,680	$1,398,347	(13)%
Portfolio purchases(1)	$1,073,812	$800,507	34%
Estimated Remaining Collections (ERC)	$8,191,913	$7,555,003	8%
Operating expenses	$1,206,145	$936,173	29%
GAAP net (loss) income	$(206,492)	$194,564	(206)%
GAAP (loss) income per share	$(8.72)	$7.46	(217)%
__________________
(1)Includes U.S. purchases of $814.6 million and $556.0 million, and Europe purchases of $259.3 million and $244.5 million in 2023 and 2022, respectively.

Key Impacts for the Full Year of 2023:

	Year Ended December 31,
(in thousands, except earnings per share impact)	2023	EPS Impact(1)
Goodwill impairment	$(238,200)	$(10.06)
Impairment of intangible assets	$(18,726)	$(0.79)
Charges related to Cabot headcount reduction in Q1 2023(2)	$(6,077)	$(0.26)
Recoveries below forecast	$(33,405)	$(1.17)
Changes in expected future recoveries	$(49,125)	$(1.74)
Total impacts	$(345,533)	$(14.02)
__________________
(1)Basic share count was used to calculate EPS impacts.
(2)Impact of $6M charge related to Cabot headcount reduction in Q1 2023 is different in Q1 2023 versus full-year 2023 due to differences in share count and tax treatment.

Financial Highlights for the Fourth Quarter of 2023:

	Three Months Ended December 31,
(in thousands, except percentages and earnings per share)	2023	2022	Change
Collections	$458,350	$436,156	5%
Revenues	$277,387	$233,996	19%
Portfolio purchases(1)	$292,497	$225,343	30%
Operating expenses	$494,580	$236,301	109%
GAAP net loss	$(270,762)	$(73,118)	270%
GAAP loss per share	$(11.40)	$(3.11)	267%
__________________
(1)Includes U.S. purchases of $208.5 million and $168.9 million, and Europe purchases of $84.0 million and $56.4 million in Q4 2023 and Q4 2022, respectively.

Encore Capital Group, Inc.

Key Impacts for the Fourth Quarter of 2023:

	Three Months Ended December 31,
(in thousands, except earnings per share impact)	2023	EPS Impact(1)
Goodwill impairment	$(238,200)	$(10.03)
Impairment of intangible assets	$(18,726)	$(0.79)
Recoveries below forecast	$(13,296)	$(0.47)
Changes in expected future recoveries	$(39,180)	$(1.36)
Total impacts	$(309,402)	$(12.65)
__________________
(1)Basic share count was used to calculate EPS impacts.

Conference Call and Webcast
The Company will host a conference call and slide presentation today, February 21, 2024, at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. Adjusted EBITDA has not been prepared in accordance with GAAP and should not be considered an alternative to, or more meaningful than, net income as an indicator of the Company’s operating performance. Further, this non-GAAP financial measure, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects as well as statements regarding future supply, consumer behavior, or macroeconomic environment. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Form 10-K, as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.
Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.
FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$158,364	$143,912
Investment in receivable portfolios, net	3,468,432	3,088,261
Property and equipment, net	103,959	113,900
Other assets	293,256	341,073
Goodwill	606,475	821,214
Total assets	$4,630,486	$4,508,360
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$189,928	$198,217
Borrowings	3,318,031	2,898,821
Other liabilities	185,989	231,695
Total liabilities	3,693,948	3,328,733
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,545 shares and 23,323 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	235	233
Additional paid-in capital	11,052	—
Accumulated earnings	1,049,171	1,278,210
Accumulated other comprehensive loss	(123,920)	(98,816)
Total stockholders’ equity	936,538	1,179,627
Total liabilities and stockholders’ equity	$4,630,486	$4,508,360

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$24,472	$1,344
Investment in receivable portfolios, net	717,556	431,350
Other assets	19,358	3,627
Liabilities
Accounts payable and accrued liabilities	1,854	150
Borrowings	494,925	423,522
Other liabilities	2,452	105

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues
Revenue from receivable portfolios	$304,892	$294,755	$1,204,437	$1,202,361
Changes in recoveries	(52,476)	(86,148)	(82,530)	93,145
Total debt purchasing revenue	252,416	208,607	1,121,907	1,295,506
Servicing revenue	19,650	22,996	83,136	94,922
Other revenues	5,321	2,393	17,637	7,919
Total revenues	277,387	233,996	1,222,680	1,398,347
Operating expenses
Salaries and employee benefits	96,760	90,058	391,532	375,135
Cost of legal collections	56,727	54,188	224,252	217,944
General and administrative expenses	36,809	40,023	144,862	145,798
Other operating expenses	29,315	28,516	111,179	111,234
Collection agency commissions	9,074	8,156	35,657	35,568
Depreciation and amortization	8,969	11,285	41,737	46,419
Goodwill impairment	238,200	—	238,200	—
Impairment of intangible assets	18,726	4,075	18,726	4,075
Total operating expenses	494,580	236,301	1,206,145	936,173
(Loss) income from operations	(217,193)	(2,305)	16,535	462,174
Other expense
Interest expense	(54,501)	(42,313)	(201,877)	(153,308)
Other (expense) income	(2)	(1,269)	5,078	2,123
Total other expense	(54,503)	(43,582)	(196,799)	(151,185)
(Loss) income before income taxes	(271,696)	(45,887)	(180,264)	310,989
Benefit (provision) for income taxes	934	(27,231)	(26,228)	(116,425)
Net (loss) income	$(270,762)	$(73,118)	$(206,492)	$194,564

(Loss) income per share:
Basic	$(11.40)	$(3.11)	$(8.72)	$8.06
Diluted	$(11.40)	$(3.11)	$(8.72)	$7.46

Weighted average shares outstanding:
Basic	23,741	23,544	23,670	24,142
Diluted	23,741	23,544	23,670	26,092

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2023	2022	2021
Operating activities:
Net (loss) income	$(206,492)	$194,564	$351,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,737	46,419	50,079
Other non-cash interest expense, net	17,160	15,875	17,785
Stock-based compensation expense	13,854	15,402	18,330
Deferred income taxes	(55,916)	46,410	35,371
Goodwill impairment	238,200	—	—
Impairment of intangible assets	18,726	4,075	—
Changes in recoveries	82,530	(93,145)	(199,136)
Other, net	(2,259)	18,798	26,430
Changes in operating assets and liabilities
Other assets	15,894	(6,722)	38,941
Accounts payable, accrued liabilities and other liabilities	(10,443)	(30,995)	(35,948)
Net cash provided by operating activities	152,991	210,681	303,053
Investing activities:
Purchases of receivable portfolios, net of put-backs	(1,060,206)	(790,569)	(657,280)
Collections applied to investment in receivable portfolios, net	658,130	709,176	1,019,629
Purchases of real estate owned	(26,901)	(39,340)	(17,090)
Purchases of property and equipment	(24,807)	(37,224)	(33,372)
Proceeds from sale of real estate owned	52,636	27,722	31,159
Other, net	(793)	—	(3,150)
Net cash (used in) provided by investing activities	(401,941)	(130,235)	339,896
Financing activities:
Payment of loan and debt refinancing costs	(13,707)	(1,659)	(11,963)
Proceeds from credit facilities	1,196,046	779,513	821,931
Repayment of credit facilities	(989,627)	(515,703)	(896,418)
Proceeds from senior secured notes	104,188	—	353,747
Repayment of senior secured notes	(39,080)	(39,080)	(359,175)
Proceeds from issuance of convertible senior notes	230,000	—	—
Repayment of convertible senior notes	(212,480)	(221,153)	(161,000)
Repurchase and retirement of common stock	—	(87,006)	(390,606)
Other, net	(7,040)	(22,357)	(12,208)
Net cash provided by (used in) financing activities	268,300	(107,445)	(655,692)
Net increase (decrease) in cash and cash equivalents	19,350	(26,999)	(12,743)
Effect of exchange rate changes on cash and cash equivalents	(4,898)	(18,734)	13,204
Cash and cash equivalents, beginning of period	143,912	189,645	189,184
Cash and cash equivalents, end of period	$158,364	$143,912	$189,645

Supplemental disclosures of cash flow information:
Cash paid for interest	$163,815	$131,391	$132,400
Cash paid for income taxes, net of refunds	68,522	71,276	42,039
Supplemental schedule of non-cash investing and financing activities:
Investment in receivable portfolios transferred to real estate owned	$7,957	$1,903	$768
Property and equipment acquired through finance leases	234	3,273	2,664

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics

Adjusted EBITDA

(in thousands, unaudited)	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP net (loss) income, as reported	$(270,762)	$(73,118)	$(206,492)	$194,564
Adjustments:
Interest expense	54,501	42,313	201,877	153,308
Interest income	(1,364)	—	(4,746)	(1,774)
(Benefit) provision for income taxes	(934)	27,231	26,228	116,425
Depreciation and amortization	8,969	11,285	41,737	46,419
Net loss (gain) on derivative instruments(1)	342	—	(3,170)	—
Stock-based compensation expense	2,837	3,171	13,854	15,402
Acquisition, integration and restructuring related expenses(2)	827	34	7,401	1,213
Goodwill Impairment(3)	238,200	—	238,200	—
Impairment for Intangibles(3)	18,726	4,075	18,726	4,075
Adjusted EBITDA	$51,342	$14,991	$333,615	$529,632
Collections applied to principal balance(4)	$213,769	$232,420	$776,280	$635,262
________________________
(1)Amount represents gain or loss recognized on derivative instruments that are not designated as hedging instruments or gain or loss recognized on derivative instruments upon dedesignation of hedge relationships. We adjust for this amount because we believe the gain or loss on derivative contracts is not indicative of ongoing operations.
(2)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(3)During the fourth quarter of 2023, we recorded a non-cash goodwill impairment charge of $238.2 million and an impairment of intangible assets of $18.7 million. We recorded a non-cash impairment of intangible assets of $4.1 million during the year ended December 31, 2022. We believe these non-cash impairment charges are not indicative of ongoing operations, therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results. Refer to “Note 15: Goodwill and Identified Intangible Assets” to our consolidated financial statements for further details.
(4)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and related activities. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-K for the period ending December 31, 2023.